DESIGNATION
                                       OF
                      SERIES H CONVERTIBLE PREFERRED STOCK
                                       OF
                             ATSI MERGER CORPORATION
                               (The "Corporation")

1.   Designation  and  Amount.  Of  the  Fifty  Million  (50,000,000) authorized
     ------------------------
shares of Preferred Stock (the "Preferred Stock") of the Corporation, there shall be a class of Series H Convertible Preferred Stock of the Corporation designated as "Series H Convertible Preferred Stock," and the number of shares constituting such series shall be Sixteen Million (16,000,000). Such class is referred to herein as the "Series H Convertible Preferred Stock."

2.   Stated  Capital.  The  amount  to  be  represented in stated capital at all
     ---------------
times for each share of the Series H Convertible Preferred Stock shall be $.001.

3.   Rank.  All shares of Series H Convertible Preferred Stock rank prior to all
     ----
of the Corporation's Common Stock, par value $.001 per share (the "Common Stock"), and Preferred Stock, par value $.001 per share, now or hereafter issued, both as to payment of dividends and as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary. All shares of Series H Convertible Preferred Stock shall rank as junior to any series of Preferred Stock having a designation with a letter occurring before the letter H.

4.   Dividends.  The  Series  H Convertible Preferred Stock shall be entitled to
     ---------
receive dividends and distributions on parity with the Common Stock as though the Series H Convertible Preferred Stock had been converted to Common Stock at the highest conversion rate on the day before the record date for such dividends and distributions.

5.   Liquidation  Preference.  In  the  event  of  a liquidation, dissolution or
     -----------------------
winding up of the Corporation, whether voluntary or involuntary, the holders of Series H Convertible Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets are stated capital or surplus of any nature, an amount equal to $.10 per share (the "Liquidation Amount"), and no more, before any payment shall he made or any assets distributed to the holders of Common Stock or any other class or series of the Corporation's capital stock ranking junior as to liquidation rights to the Series H Convertible Preferred Stock. If the assets of the Corporation available for distribution are not sufficient to pay to the holders of the Series H Convertible Preferred Stock and all other series of stock ranking on a parity with the Series H Convertible Preferred Stock the Liquidation amount, the assets of the Corporation shall be distributed ratably among the holders of the Series H Convertible Preferred Stock and such series ranking on a parity with the Series H Convertible Preferred Stock. Neither a consolidation or merger of the Corporation with another corporation nor a sale or transfer of all or part of the Corporation's assets for cash, securities or other property will be considered a liquidation, dissolution or winding up of the Corporation.

6.   Optional  Redemptions  for  Common  Stock.
     -----------------------------------------


Series H Convertible Preferred Stock                                      Page 1

(a) Each issued and outstanding share of Series H Convertible Preferred Stock is redeemable for one (1) fully paid and non-assessable shares of Common Stock at the option of the Corporation at any time.

(b) The Corporation shall mail to each record holder of Series H Convertible Preferred Stock a notice of redemption (the "Redemption Notice") which shall state the date upon which the Series H Convertible Preferred Stock will be redeemed, the number of shares of Common Stock to be issued for each share of Series H Convertible Preferred Stock, and the place or places at which the Series H Convertible Preferred Stock must be presented for redemption. From and after the redemption date specified in the Redemption notice all shares of Series H Convertible Preferred Stock shall be deemed to be converted into the number of fully paid and non-assessable shares of Common Stock specified in the Redemption Notice and any certificate representing shares of Series H Convertible Preferred Stock shall be deemed to represent the number of shares of Common Stock issuable upon redemption of the Series H Convertible Preferred Stock represented thereby.

(c) Any Redemption Notice by the Corporation which is mailed as herein provided shall be conclusively presumed to have been duly given whether or not the holder of Series H Convertible Preferred Stock receives such Redemption Notice; and failure to give such Redemption Notice by mail, or any defect in such Redemption Notice shall not affect the validity of the proceedings for the redemption of any other shares of Series H Convertible Preferred Stock.

7.   Conversion  Privilege.
     ---------------------

(a)  Right  of  Conversion.  Each  issued  and  outstanding  share  of  Series H
     ---------------------
Convertible Preferred Stock shall be convertible at the option of the holder thereof, as hereinafter adjusted, into: (i) one and one-fifth (1.2) fully paid and non-assessable shares of Common Stock by the holder thereof after such share has been owned of record by such holder for a period of one (1) year; and (ii) one and one-half (1.5) fully paid and non-assessable shares of Common Stock by the holder thereof after such share has been owned of record by such holder for a period of two (2) years.

(b)  Conversion  Procedure.  Any  holder  of  shares  of  Series  H  Convertible
     ---------------------
Preferred Stock desiring to convert such shares into Common Stock shall surrender the certificate or certificates for such shares of Series H Convertible Preferred Stock at the office of the transfer agent for the Series H Convertible Preferred Stock, which certificate or certificates, if the Corporation shall so require, shall be duly endorsed to the Corporation or in blank, or accompanied by proper instruments of transfer to the Corporation or in blank, accompanied by irrevocable written notice to the Corporation that the holder elects so to convert such shares of Series H Convertible Preferred Stock and specifying the name or names (with address) in which a certificate or certificates for Common Stock are to be issued.

The Corporation will, as soon as practicable after such deposit of certificates for Series H Convertible Preferred Stock accompanied by the written notice and, compliance with any other conditions herein contained, deliver at the office of the transfer agent to the person for whose account such shares of Series H Convertible Preferred Stock were so surrendered, or to his


Series H Convertible Preferred Stock                                      Page 2
nominee or nominees, certificates for the number of full shares of Common Stock to which he shall be entitled as aforesaid, together with a cash adjustment of any fraction of a share as hereinafter provided. Subject to the following provisions of this paragraph, such conversion shall be deemed to have been made as of the date of such surrender of the shares of Series H Convertible Preferred Stock to be converted, and the person or persons entitled to receive the Common Stock deliverable upon conversion of such Series H Convertible Preferred Stock shall be treated for all purposes as the record holder or holders of such Common Stock on such date; provided, however, that the Corporation shall not be required to convert any shares of Series H Convertible Preferred Stock while the stock transfer books of the Corporation are closed for any purpose, but the surrender of Series H Convertible Preferred Stock for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books as if the surrender had been made on the date of such reopening, and the conversion shall be at the conversion rate in effect on such date.

(c)  Adjustment  of  Conversion  Rate.  The number of shares of Common Stock and
     --------------------------------
number or amount of any other securities and property as hereinafter provided into which a share of Series H Convertible Preferred Stock is convertible (the "Conversion Rate") shall be subject to adjustment from time to time as follows:

(i) In case the Corporation shall (1) pay a dividend or make a distribution on its Common Stock that is paid or made (A) in other shares of stock of the Corporation or (B) in rights to purchase stock or other securities if such rights are not separable from the Common Stock except upon the occurrence of a contingency, or (2) subdivide its outstanding shares of Common Stock into a greater number of shares or (3) combine its outstanding shares of Common Stock into a smaller number of shares, then in any such case the conversion rate in effect immediately prior thereto shall be adjusted retroactively as provided below so that the holder of any shares of Series H Convertible Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock of the Corporation and other shares and rights to purchase stock or other securities (or, in the event of the redemption of any such shares or rights, any cash, property or securities paid in respect of such redemption) which such holder would have owned or have been entitled to receive after the happening of any of the events described above had such shares of Series H Convertible Preferred Stock been converted immediately prior to the happening of such event. An adjustment made pursuant to this subparagraph (i) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date of the subdivision or combination.

(ii) In case the Corporation shall issue rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (determined as provided below) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights or warrants, or shall sell any shares of Common Stock at a price per share less than the current market price per share, then the conversion rate in effect at the opening of business on the day following the date fixed for such determination shall be increased by multiplying such conversion rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase and the denominator shall be the number of shares of


Series H Convertible Preferred Stock                                      Page 3

Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination: provided, however, in the event that all the shares of Common Stock offered for subscription or purchase are not delivered upon the exercise of such rights or warrants, upon the expiration of such rights or warrants the conversion rate shall be readjusted to the conversion rate which would have been in effect had the numerator and the denominator of the foregoing fraction and the resulting adjustment been made based upon the number of shares of Common Stock actually delivered upon the exercise of such rights or warrants rather than upon the number of shares of Common Stock offered for subscription or purchase. For the purposes of this subparagraph (ii), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation.

(iii) In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, cash (excluding ordinary cash dividends paid out of retained earnings of the Corporation), other assets, securities or rights or warrants to subscribe for or purchase any security (excluding those referred to in subparagraphs (i) and (ii) above), then in each such case the conversion rate shall be adjusted retroactively so that the same shall equal the rate determined by multiplying the conversion rate in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the current market price per share (determined as provided below) of the Common Stock on the date fixed for such determination and the denominator shall be such current market price per share of the Common Stock less the amount of cash and the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) of the portion of the assets, rights, securities or evidences of indebtedness so distributed applicable to one share of Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution.

(iv) For the purpose of any computation under this Section 7, the current market price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for the 20 consecutive trading days commencing with the 1st trading day before the day in question. The closing price for each day shall be the reported last sales price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the market on which the Common Stock trades in the following order: the principal national securities exchange on which the Common Stock is listed or admitted to trading (based on the aggregate dollar value of all securities listed or admitted to trading) the NASDAQ System, the Over-the-Counter Bulletin Board, and the over-the-counter market. If the Common Stock does not trade on any such market for a period of five (5) consecutive trading days during such period the current market price shall be specified by the Board of Directors acting in good faith. "Trading day" shall mean a day on which the market on which the market used to determine the closing price is open for the transaction of business or


Series  H  Convertible  Preferred  Stock                                 Page  4
the reporting of trades or, if the closing price is not so determined, a day on which the New York Stock Exchange is open for the transaction of business.

(v) No adjustment in the conversion rate shall be required unless such adjustment would require an increase or decrease of at least 1% in such rate; provided, however, that the Corporation may make any such adjustment its election; and provided further, that any adjustments which by reason of this subparagraph (vi) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 7 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

(vi) Whenever the conversion rate is adjusted as provided in any provision of this Section 7: (1) the Corporation shall compute the adjusted conversion rate in accordance with this Section 7 and shall prepare a certificate signed by the principal financial officer of the Corporation setting forth the adjusted conversion rate and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the transfer agent of the Series H Convertible Preferred Stock; and (2) a notice stating that the conversion rate has been adjusted and setting forth the adjusted conversion rate shall be mailed by the Corporation to all record holders of Series H Convertible Preferred Stock at their then last addresses as they shall appear in the stock transfer books of the Corporation.

(vii) In the event that at any time, as a result of any adjustment made pursuant to this Section 7, the holder of any shares of Series H Convertible Preferred Stock thereafter surrendered for conversion shall become entitled to receive any shares of the Corporation other than shares of Common Stock or to receive any other securities, the number of such other shares or securities so receivable upon conversion of any share of Series H Convertible Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained in this Section 7 with respect to the Common Stock.

(d)  No  Fractional  Shares.  No  fractional  shares  or  scrip  representing
     ----------------------
fractional shares of Common Stock shall be issued upon conversion of Series H Convertible Preferred Stock. Any fractional shares that would otherwise be issuable redeemed in cash at the current market price. If more than one certificate representing shares of Series H Convertible Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series H Convertible Preferred Stock so surrendered.

(e)  Reclassification;  Consolidation; Merger or Sale of Assets.  In case of any
     ----------------------------------------------------------
reclassification of the Common Stock, any consolidation of the Corporation with, or merger of the Corporation into, any other person, any merger of another person into the Corporation (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Corporation), any sale or transfer of all or substantially all of the assets of the Corporation or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or other property, then lawful provision shall be made as part of the terms of such transaction whereby the holder of each share of Series H Convertible Preferred Stock then outstanding shall be entitled to receive the such securities, cash or other property he would be entitled to receive if all of the Series H Convertible Preferred


Series H Convertible Preferred Stock                                      Page 5

Stock had been converted to shares of Common Stock of the Corporation immediately prior to such reclassification, merger, sale, transfer or share exchange.

(f)  Reservation  of  Shares; Transfer Taxes; Etc.  The Corporation shall at all
     --------------------------------------------
times reserve and keep available, out of its authorized and unissued stock, solely for the purpose of effecting the conversion of the Series H Convertible Preferred Stock, such number of shares of its Common Stock free of preemptive rights as shall from time to time be sufficient to effect the conversion of all shares of Series H Convertible Preferred Stock from time to time outstanding. The Corporation shall from time to time, in accordance with the laws of the State of its incorporation, increase the authorized number of shares of Common Stock if at any time the number of shares of Common Stock not outstanding shall not be sufficient to permit the conversion of all the then outstanding shares of Series H Convertible Preferred Stock.

If any shares of Common Stock required to be reserved for purposes of conversion of the Series H Convertible Preferred Stock hereunder require registration with or approval of any governmental authority under any Federal or State law before such shares may be issued upon conversion, the Corporation will in good faith and as expeditiously as possible endeavor to cause such shares to be duly registered or approved, as the case may be. If the Common Stock is listed on the New York Stock Exchange or any other national securities exchange, the Corporation will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of Common Stock issuable upon conversion of the Series H Convertible Preferred Stock.

The Corporation will pay any and all issue or other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of the Series H Convertible Preferred Stock. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of Common Stock (or other securities or assets) in a name other than that which the shares of Series H Convertible Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

8.   Voting  Rights.  The  holders  of  the Series H Convertible Preferred Stock
     --------------
shall not be entitled to vote on any matters subject to the vote of the stockholders of the Corporation except to the extent expressly provided by the Nevada General Corporation Law.

9.   Securities  Not  Registered  Under the Securities Act of 1933. Neither the
     -------------------------------------------------------------
shares of Series H Convertible Preferred Stock nor the Common Stock issuable upon conversion thereof has been registered under the Act or the laws of any state of the United States and may not be transferred without such registration or an exemption from registration.

(a)  Restrictive Legends. Each share of Series H Convertible Preferred Stock and
     -------------------
certificate for Common Stock issued upon the conversion of any shares of Series H Convertible Preferred Stock, and each Series H Convertible Preferred Stock certificate issued upon the transfer of any such shares of Series H Convertible Preferred Stock or Common Stock shall be stamped or otherwise imprinted with a legend in substantially the following form:


Series H Convertible Preferred Stock                                      Page 6

     "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT."

(b)  Notice  of  Proposed  Transfer:  Opinions of Counsel. Except as provided in
     ----------------------------------------------------
paragraph (c) of this Section 9, prior to any transfer of any such shares of Series H Convertible Preferred Stock the holder thereof will give written notice to the Corporation of such holder's intention to effect such transfer and to comply in all other respects with this Section 9. Each such notice (A) shall describe the manner and circumstances of the proposed transfer in sufficient detail to enable counsel to render the opinions referred to below, and (B) shall designate counsel for the holder giving such notice (who may be house counsel for such holder). The holder giving such notice will submit a copy thereof to the counsel designated in such notice and the Corporation will promptly submit a copy thereof to its counsel, and the following provisions shall apply:

(i) If in the opinion of each such counsel the proposed transfer of such shares of Series H Convertible Preferred Stock may be effected without registration under the Act, the Corporation will promptly notify the holder thereof and such holder shall thereupon be entitled to transfer such shares of Series H Convertible Preferred Stock in accordance with the terms of the notice delivered by such holder to the Corporation. Each share of Series H Convertible Preferred Stock or certificate, if any, issued upon or in connection with such transfer shall bear the appropriate restrictive legend set forth in paragraph (a) of this
Section 9, unless in the opinion of each such counsel such legend is no longer required to insure compliance with the Act. If for any reason counsel for the Corporation (after having been furnished with the information required to be furnished by this paragraph (b)) shall fail to deliver an opinion of the Corporation, or the Corporation shall fail to notify such holder thereof as aforesaid, within 20 days after counsel for such holder shall have delivered its opinion to such holder (with a copy to the Corporation), then for all purposes of this Designation the opinion of counsel for the Corporation shall be deemed to be the same as the opinion of counsel for such holder.

(ii) If in the opinion of either or both of such counsel the proposed transfer of such shares of Series H Convertible Preferred Stock may not be effected without registration under the Act, the Corporation will promptly so notify the holder thereof and thereafter such holder shall not be entitled to transfer such share of Series H Convertible Preferred Stock until receipt of a further notice from the Corporation under subparagraph (i) above.

(c)  Proposed  Transfer  to  Institutions.  Notwithstanding  the  foregoing, any
     ------------------------------------
holder of such share of Series H Convertible Preferred Stock shall be permitted to transfer any such share of Series H Convertible Preferred Stock to a limited number of institutional investors, provided that:

(i) Each such holder represents in writing that it is acquiring such shares of Series H Convertible Preferred Stock for investment and not with a view to the distribution thereof (subject, however,


Series H Convertible Preferred Stock                                      Page 7
to any requirement of law that the disposition thereof shall at all times be within the control of such transferee);

(ii) Each such holder agrees in writing to be bound by all the restrictions on transfer of such shares of Series H Convertible Preferred Stock contained in this Section 9; and

(iii) Such holder delivers to the Corporation an opinion of counsel who shall be satisfactory to counsel for the Corporation, stating that such transfer may be effected without registration under the Act.

10.  Status  of  Acquired Shares. Shares of Series H Convertible Preferred Stock
     ---------------------------
redeemed by the Corporation pursuant to Section 6, received upon conversion pursuant to Section 6 or 7 otherwise acquired by the Corporation will be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to class and may thereafter be issued, but not as shares of Series H Convertible Preferred Stock.

11.  Preemptive Rights. The Series H Convertible Preferred Stock is not entitled
     -----------------
to any preemptive or subscription rights in respect of any securities of the Corporation.

12.  Severability  of Provisions. Whenever possible, each provision hereof shall
     ---------------------------
be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.


Series H Convertible Preferred Stock                                      Page 8